UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
567 Thompson Road, Houma, Louisiana	70363
(Address of principal executive offices)	(Zip Code)

(985) 872-2100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2013 annual meeting of shareholders (the Annual Meeting) on April 25, 2013 in Houma, Louisiana. At the Annual Meeting, the Company’s shareholders (i) elected each of the two persons listed below to serve as a Class I director for a term expiring in 2016, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers and (iii) ratified the appointment of the Company’s independent registered public accounting firm for the 2013 fiscal year.

Of the 14,456,522 shares of the Company’s common stock outstanding as of the record date, 13,486,085 shares were represented at the Annual Meeting.  The Company’s independent inspector of elections reported the vote of stockholders as follows:

Proposal 1:	Election of two Class I directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael A. Flick	11,144,387	1,517,885	823,813
Ken C. Tamblyn	11,142,568	1,519,704	823,813

Proposal 2:	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,431,993	148,014	82,265	823,813

Proposal 3:	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions
13,426,050	54,763	5,272

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer

Dated:	April 29, 2013